U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 9, 2009


                            APPLIED NANOSCIENCE INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           Nevada                         000-53090                47-0880782
____________________________        _____________________       ________________
(State or other jurisdiction        (Commission file no.)       (IRS employer of
       Incorporation)                                           Identification)


                          1902 Wright Place, Suite 200
                               Carlsbad, CA 92008
                  ____________________________________________
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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5.02  DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF  DIRECTORS;
      APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 9, 2009, Patrick J. Gorman resigned as an officer and director of the Company. Mr. Gorman will remain as a financial consultant to the board of directors.

On August 3, 2009, Thomas Glenndahl was appointed Chairman of the board of directors. Mr. Glenndahl has been a member of the board of directors since 2004.

On September 23, 2009, Staffan Lofgren was appointed to the board of directors. Mr. Lofgren is the Managing Director of ScanAsia Consulting Ltd., a management consulting and trading firm with offices in Hong Kong, Beijing and Shanghai. Mr. Lofgren brings extensive international business expertise specifically in the Asia Pacific region markets and he will assist the Company in the introduction and marketing of the disposable NanoFense(TM) Protective Face Mask.

We do not compensate our non-employee directors for serving as a director. We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees. We are accruing all non equity direct remuneration compensation payable to Thomas K. Allen, our President, CEO and a director. We do not have a formal plan or standard agreement to determine the annual compensation for our officers. The decision for all compensation is determined by the board of directors.


8.01  OTHER EVENTS.

A. Product Development:

We are the owner of a growing intellectual property platform - NEFT(TM) (Nanoparticle - Enhanced - Filtration - Technology) combining any nanoparticle known or engineered to be capable of destroying viruses, bacteria, fungi or toxins with one or more hydrophobic or hydrophilic filters. The intellectual property coverage spans the following utilization: the filter media can be coated with nanoparticles, or have nanoparticles impregnated into an existing filter to target specific viruses, harmful bacteria and fungi in ambient air. The nanoparticles can be in the form of either a powder or a pellet. When pellets are employed, the hydrophobic or hydrophilic filter is placed adjacent to the nanoparticles. We have had patents issued in Australia, India, Mexico, New Zealand, Russia, Singapore and Taiwan. Additionally, we continue to prosecute foreign patent applications for our intellectual platform to achieve maximum protection.


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


Our intellectual property platform also consists of trade secrets applicable in certain cases where the disclosure of information required to obtain a patent would divulge proprietary technology. In those cases, we may choose not to patent parts of the proprietary technology and processes which we have developed or may develop in the future and rely on trade secrets to protect the proprietary technology and processes.

Our NanoFense formulation, for which a patent has been applied in the United States, can be applied to or "coated" on most existing filter media. The NanoFense Protective Face Mask is a disposable, single-use product incorporating our proprietary technology.

We will be supplying the NanoFense formulation pre-mixed under our label.

We have initiated production efforts for our proprietary antimicrobial silver nanoparticle formulation (NanoFense) which has demonstrated remarkable efficacy against a broad spectrum of bacteria, virus, and fungi. The formulation acts as a destructive adsorbent when applied or "coated" on existing filter media and has been validated to deliver this performance at multiple independent BSL-3 laboratories. Testing results reflect success against the H9N2 avian influenza simulant, Human Influenza virus A, Staphylococcus aureus including the viral MRSA strain, Streptococcus pneumoniae, and "H"-flu.

We intend to negotiate licenses for the NanoFense technology with companies focused in additional air filtration applications.

Our intellectual property platform (NEFT)will be marketed to both user/consumer and industrial market segments which have a primary objective of reducing the transmission of infectious pathogens.

B. Miscellaneous.

The Securities and Exchange Commission had made a review of our Form 10 previously filed and we have outstanding comments. It is our present intent to respond to the comments and to bring our federal securities act filings current.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           APPLIED NANOSCIENCE INC.





Date: October 8, 2009                      By: /s/ THOMAS K. ALLEN
                                               ___________________________
                                                   Thomas K. Allen
                                                   President and Director


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